FORM OF REGISTRATION RIGHTS AGREEMENT

dated as of [               ], 2010

among

PREFERRED APARTMENT COMMUNITIES, INC.

and

THE SHAREHOLDERS PARTY HERETO

TABLE OF CONTENTS

Exhibit A                      Joinder Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT dated as of [                      ], 2010 (this “Agreement”), among Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), and the Shareholder or Shareholders party hereto or bound hereby, including any Permitted Transferees (collectively, the “Shareholders”).

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.    Definitions.

  i) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Common Shares” means shares of Class A Common Stock, par value $0.01 per share, of the Company and any stock into which such Common Shares may thereafter be converted or changed.

“Company Securities” means the Common Shares and, for purposes of the definitions of “Permitted Transferees” and “Transfer”, also shall mean any other securities of the Company or Preferred Apartment Communities Operating Partnership, L.P. that are convertible or exercisable into or exchangeable for Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc.) and any successor thereto.

“First Public Offering” means the Company’s initial Public Offering.

“Permitted Transferee” means in the case of any Shareholder, a Person to whom Registrable Securities are Transferred by such Shareholder; provided, however, that (i) such Transfer does not violate any agreements between such Shareholder and the Company or any of the Company’s subsidiaries, (ii) such Transfer is not made in a registered offering or pursuant to Rule 144, and (iii) such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to Section 4.01(b)

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registering Shareholder” means a Shareholder whose Registrable Securities are to be registered by the Company.

“Registrable Securities” means, at any time, any Company Securities and any other securities issued or issuable by the Company or any of its successors or assigns in respect of any such Company Securities by way of conversion, exchange, exercise, dividend, split, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation, sale of assets, other reorganization or otherwise.

“Registration Expenses” means any and all expenses incident to the Company’s performance of, or compliance with, obligations under Section 2.01, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.02(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of one counsel for all the Shareholders participating in the offering (not to exceed $25,000) selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations undertaken in connection with the registration, marketing or selling of the Registrable Securities, and (xiv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.02(m).  Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts).

“Rule 144” means Rule 144 (or any successor or similar provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b)           Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Damages	3.01
Indemnified Party	3.03
Indemnifying Party	3.03
Inspectors	2.02(g)
Joinder Agreement	4.01(b)
Maximum Offering Size	2.01(b)
Notice	4.02
Piggyback Registration	2.02(a)
Records	2.02(g)
Rule 144A	2.04(b)
Shareholders	Preamble

Section 1.02.    Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections or Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
Registration Rights

Section 2.01.    Piggyback Registration.(a)           If the Company proposes to register any Company Securities (whether for its own account or for the account of other holders) under the Securities Act (other than a registration on Form S-8 or S-4, or any successor or similar forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account or for the account of another Person, the Company shall each such time give prompt written notice at least 20 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which written notice shall set forth such Shareholder’s rights under this Section 2.01 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.01(b).  Upon the request of any such Shareholder made within ten Business Days after the receipt of written notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use all reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided, however, that if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.01 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)           If a Piggyback Registration involves an underwritten Public Offering and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering (the “Maximum Offering Size”), the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)           first, so much of the Company Securities proposed to be registered for the account of the Company (or, if such registration is pursuant to a demand by a Person that is not a Shareholder, for the account of such other Person) as would not cause the offering to exceed the Maximum Offering Size,

(ii)           second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section 2.01 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), and

(iii)           third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.02.    Registration Procedures.  Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.01, subject to the provisions of such Section, the Company shall use all reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)           The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, but no later than (i) 90 days after its receipt of a request for a registration in the case of a registration on any applicable long-form registration statement, or (ii) 45 days after its receipt of a request for registration in the case of a registration on any applicable short-form registration statement, and use all reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, except in the case of any registration of Registrable Securities on a short-form registration statement which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis.  Any such registration statement shall be an automatically effective registration statement to the extent permitted by the SEC’s rules and regulations.

(b)           Prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference therein), the Company shall  furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and provide each such participating Shareholder with a reasonable period of time to comment thereon, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

(c)           After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus, and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)           The Company shall use all reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.02(d), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

(e)           The Company shall immediately notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)           In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, and cooperate with each Registering Shareholder and the underwriters, if any, of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(g)           Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.02 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable any of the Inspectors to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)           The Company shall use reasonable best efforts to furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering or the managing underwriter therefor reasonably requests.

(i)           The Company shall otherwise use all reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement satisfies the requirements of Rule 158 under the Securities Act.

(j)           The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)           Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.02(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.02(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.02(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.02(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.02(e).

(l)           The Company shall use all reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which the Common Shares are then listed or traded.

(m)           The Company shall have appropriate senior executive officers of the Company (i) prepare and make presentations at any “road shows” and before analysts, and (ii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 2.03.    Participation In Public Offering.  No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.04.    Rule 144 Sales; Cooperation By The Company.  If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144 or Rule 144A, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.  Without limiting the foregoing, the Company shall:

(a)           at any time after any of the Company’s shares of capital stock are registered under the Securities Act or the Exchange Act:  (i) make and keep available public information, as those terms are contemplated by Rule 144; (ii) timely file with the SEC all reports and other documents required to be filed under the Securities Act and the Exchange Act; and (iii) furnish to each Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as such Shareholder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing such Shareholder to sell any Registrable Securities without registration; and

(b)           each Shareholder of Registrable Securities and each prospective Shareholder of Registrable Securities who may consider acquiring Registrable Securities in reliance upon Rule 144A under the Securities Act (or any successor or similar rule then in force) (“Rule 144A”) shall have the right to request from the Company, and the Company will provide upon such request, such information regarding the Company and its business, assets and properties, if any, as is at the time required to be made available by the Company under Rule 144A so as to enable such Shareholder to transfer Registrable Securities to such prospective Shareholder in reliance upon Rule 144A.

Section 2.05.    Termination.  The registration rights set forth in ARTICLE 2 shall not be available (i) as to any Shareholder that beneficially owns less than 5% of the Company’s outstanding securities if, in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Shareholder could be sold in any 90-day period pursuant to Rule 144, or (ii) as to any Shareholder, if all of the Registrable Securities held by such Shareholder have been sold in a registration pursuant to the Securities Act or an exemption therefrom.  Notwithstanding the foregoing, Sections 3 and 4 shall survive any termination of this Agreement.

ARTICLE 3
Indemnification and Contribution

Section 3.01.    Indemnification by the Company.  With respect to each registration effected pursuant to Article 2 hereof, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, (i) each of the Registering Shareholders in such registration and each of its officers, directors, limited or general partners and members thereof,  and (ii) each of their respective Affiliates, officers, directors, members, partners, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons, against any and all losses, claims, damages, liabilities, fines, penalties, judgments, suits, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, “Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (including any exhibits, financial information and material incorporated by reference therein) relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free-writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3.01.

Section 3.02.    Indemnification by Participating Shareholders.  Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company to such Shareholder provided in Section 3.01, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus (including any exhibits, financial information and material incorporated by reference therein) relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or free-writing prospectus.  Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.02.  As a condition to including Registrable Securities in any registration statement filed in accordance with ARTICLE 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Shareholder shall be liable under this Section 3.02 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 3.03.    Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this ARTICLE 3, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including one or more defenses or counterclaims that are different from or in addition to those available to the Indemnifying Party, or (c) the Indemnifying Party shall have failed to assume the defense within 30 days of notice pursuant to this Section 3.03.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding, and (B) does not include any injunctive or other equitable or non-monetary relief applicable to or affecting such Indemnified Person.

Section 3.04.    Contribution.  If the indemnification provided for in this ARTICLE 3 is unavailable to the Indemnified Parties in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying the Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Damages shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this ARTICLE 3 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.04 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 3.04, no Shareholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Shareholder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Shareholder.  Each Shareholder’s obligation to contribute pursuant to this Section 3.04 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The indemnity and contribution agreements contained in this ARTICLE 3 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 3.05.    Other Indemnification.  Indemnification similar to that provided in this ARTICLE 3 (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any foreign, federal or state law or regulation or governmental authority other than the Securities Act.

ARTICLE 4
Miscellaneous

Section 4.01.    Binding Effect; Assignability

(a)           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of ARTICLE 3 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities, and (ii) this ARTICLE 4).

(b)           Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Registrable Securities or otherwise, except that each Shareholder may assign rights hereunder to any Permitted Transferee of such Shareholder.  Any such Permitted Transferee shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto (a “Joinder Agreement”) and shall thenceforth be a Shareholder.

(c)           Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.02.    Notices.

  All notices, demands, approvals, consents and other communications provided for or permitted hereunder (each a “Notice”) shall be in writing and shall be sent by (a) registered or certified first-class mail (return receipt requested), (b) courier service, (c) personal delivery, or (d) telecopier (provided that, in the case of this clause (d), such Notice also is sent concurrently by another means specified above) as follows:

if to the Company to:

Preferred Apartment Communities, Inc.
3625 Cumberland Boulevard, Suite 400
Atlanta, GA 30339
Phone: (770) 818-4100
Facsimile: (770) 818-4105
Attention:  Leonard A. Silverstein, Esq.

with a copy (which shall not constitute Notice) to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Facsimile:  (212) 969-2900
Attention:  Peter M. Fass, Esq.
James P. Gerkis, Esq.
if to any Shareholder, at the address for such Shareholder listed on the signature pages below or otherwise provided to the Company as set forth below.

Each Notice shall be deemed to have been duly given and effective upon actual receipt (or refusal of receipt).  Any party may by Notice to the other parties given in accordance with this Section 4.02 designate another address or person for receipt of Notices hereunder.  If the address of a party has changed, then such party promptly shall by Notice to the other parties given in accordance with this Section 4.02 designate a new address for receipt of Notices hereunder.  For the avoidance of doubt, if a Notice given in accordance with this Section 4.02 to a party is returned to the sender as being refused or undeliverable (or having a similar status), then such Notice to such party shall be deemed to have been duly given and effective on the date that such Notice was originally sent.

Any Person that becomes a Shareholder after the date hereof shall provide its address and fax number to the Company.

Section 4.03.    Waiver; Amendment; Termination.

  No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified except (i) prior to the First Public Offering, by an instrument in writing executed by all the parties hereto, and (ii) after the First Public Offering, by an instrument in writing executed by the Company and the holders of at least 75% of the Registrable Securities held by the parties hereto at the time of such proposed amendment or modification.

Section 4.04.    Governing Law.

  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 4.05.    Jurisdiction.

  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court in The City of New York, Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

Section 4.06.    WAIVER OF JURY TRIAL.

  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.07.    Specific Enforcement.

  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.08.    Counterparts; Effectiveness.

  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, and all of which shall, taken together, be considered one and the same agreement, it being understood that each party need not sign the same counterpart.  This Agreement shall become effective when each party hereto shall have executed and delivered this Agreement.  Until and unless each party has executed and delivered this Agreement, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.09.    Entire Agreement.

  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 4.10.    Severability.

  If any provision of this Agreement, or the application thereof, is for any reason declared by any court or other judicial or administrative body of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

Section 4.11.    Independent Nature of Shareholders’ Obligations and Rights.

  The obligations of each Shareholder hereunder are several and not joint with the obligations of any other Shareholder hereunder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Shareholder pursuant hereto or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Shareholder shall be entitled to protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company: PREFERRED APARTMENT COMMUNITIES, INC.

By:
John A. Williams
President and Chief Executive Officer

Address for Notices: 3625 Cumberland Boulevard, Suite 400 Atlanta, GA 30339 Facsimile: (770) 818-4105 Attention: Leonard A. Silverstein, Esq.

with a copy (which shall not constitute Notice) to: Proskauer Rose LLP 1585 Broadway New York, NY 10036 Attention: Peter M. Fass, Esq. James P. Gerkis, Esq.

Stockholder: WILLIAMS OPPORTUNITY FUND, LLC

By:	Williams Opportunity Fund Manager, LLC, Its Manager

By: Williams Realty Advisors, LLC,
Its Manager

By:
John A. Williams
Chief Executive Officer

Address for Notices: 3625 Cumberland Boulevard, Suite 400 Atlanta, GA 30339 Facsimile: (770) 818-4105 Attention: Leonard A. Silverstein, Esq.

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of [           ], 2010 (as the same may be amended from time to time, the “Registration Rights Agreement”), among Preferred Apartment Communities, Inc. and the Shareholders party thereto.  Capitalized terms used, but not defined, herein shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof as a “Permitted Transferee” of a Shareholder thereto, and shall have all the rights and obligations of a “Shareholder” thereunder as if it had executed the Registration Rights Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Registration Rights Agreement (including, without limitation, Section 4.01 thereof).

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______

[NAME OF JOINING PARTY]

By:
Name
Title

Address for Notices:

[_______________]